UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 11, 2024

Date of Report (Date of earliest event reported)

Bannix Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-40790	86-1626016
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1063 North Spaulding West Hollywood, CA	90046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 682-8949

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BNIX	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	BNIXW	The Nasdaq Stock Market LLC
One Right to receive 1/10th of one share of Common Stock	BNIXR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of Material Definitive Agreement.

As previously disclosed, on June 23, 2023, Bannix Acquisition Corp. (“Bannix”), EVIE Autonomous Group Ltd. (“EVIE Group”) and the shareholder of the EVIE Group (“EVIE Group Shareholder”), entered into a Business Combination Agreement (the “Business Combination Agreement”), which provided for the acquisition by Bannix of all of the issued and outstanding share capital of EVIE Group from the EVIE Group Shareholder in exchange for the issuance of 85,000,000 shares of common stock of Bannix, $0.01 par value per share, pursuant to which EVIE Group will become a direct wholly owned subsidiary of Bannix.

Section 7.1(b) of the Business Combination Agreement provides that Bannix may terminate the Business Combination Agreement and abandon the acquisition of EVIE Group by Bannix in the event EVIE Group or the EVIE Group Shareholder has failed to perform any condition or agreement on the part of EVIE Group or EVIE Group Shareholder set forth in the Business Combination Agreement. Specifically, Section 5.21 of the Business Combination Agreement requires that if requested in writing by Bannix, EVIE Group shall loan, or procure a loan to Bannix such additional sums as Bannix may reasonably require.

On March 11, 2024, Bannix sent EVIE Group and the EVIE Group Shareholder a notice providing that the Business Combination Agreement has been terminated as a result of the failure of EVIE Group and the EVIE Group Shareholder to loan or procure a loan to Bannix as required pursuant to Section 5.21 of the Business Combination Agreement. An initial notice was sent by Bannix to EVIE Group and the EVIE Group Shareholder on January 12, 2024, and on February 22, 2024, which was subsequently withdrawn to resolve the failure of EVIE Group and the EVIE Group Shareholder to loan or procure a loan to Bannix.

The Company is not obligated to pay any penalties pursuant to the terms of the Business Combination Agreement as a result of the termination. The Sponsor Letter Agreement entered between Bannix, Instant Fame LLC and EVIE Group dated August 7, 2023 and the Transaction Support Agreement between Bannix and the EVIE Group Shareholder dated August 7, 2023 automatically terminated as a result of the termination of the Business Combination Agreement.

Forward-Looking Statements

This Current Report on Form 8-K, exhibits hereto and information incorporated by reference herein, contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the proposed Business Combination. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and while the Company may elect to update these forward-looking statements at some point in the future, they assume no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, subject to applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2024

BANNIX ACQUISITION CORP.

By:	/s/ Douglas Davis
Name:	Douglas Davis
Title:	Chief Executive Officer